Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44533) pertaining to the Forgent Networks 401(k) Plan of our report dated July 8, 2005, with respect to the financial statements and schedule of the Forgent Networks 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Austin, TX
July 11, 2005	/s/ Ernst & Young, LLP

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